Exhibit 10(ee)

GE Aerospace Incentive	HRB-919.21
Compensation Plan
(Amended and restated as of January 1, 2025)

Section I.
Purpose of Plan and Determination of Incentive Compensation Reserve

(1)    The purpose of this Plan is to provide a means of paying incentive compensation, in addition to salaries, to key employees (including officers) of the Company and of its Affiliates in managerial and other important positions who contribute materially to the success of the Company’s business by their ability, ingenuity, and industry, and to reward such contributions by making them participants in the results of that success. The Plan provides for the establishment of an incentive compensation reserve the maximum amount of which is dependent upon the profits realized by the Consolidated Group, from which allotments of incentive compensation may be made.

(2)    There shall be maintained an Incentive Compensation Reserve (the Reserve). To this Reserve there shall be credited for each year such amount as may be appropriated by the Board of Directors of the Company for that purpose not exceeding an amount equivalent to 10% of the excess, if any, of the net earnings of the Consolidated Group for such year, as defined in paragraph (3), over an amount equivalent to 5% of the average capital investment of the Consolidated Group for such year, as defined in paragraph (4).

(3)    The term “net earnings of the Consolidated Group” as used in this Plan shall mean for each year the total of (a) the consolidated net earnings of the Company and its consolidated affiliates, (b) the amount charged to expenses for such year to provide for incentive compensation payments under the Plan (without taking into account any reduction in income taxes which may be attributable to such payments or charges to expenses), (c) the amount of interest paid or accrued on any indebtedness which is included in capital investment (reduced by the amount by which the provisions for United States Federal income taxes or comparable national income taxes imposed by foreign countries has been reduced by the deduction for such interest paid or accrued) and (d) any increase for such year (or less any decrease) in share owner’s equity other than changes in (i) capital stock, (ii) amounts received for stock in excess of par value, (iii) retained earnings and (iv) capital stock held in treasury. “Consolidated net earnings” for purposes of this Plan shall be the consolidated net earnings which are reported in the Company’s Annual

Report to its share owners for the applicable year, as approved by the Independent Public Accountants of the Company, and may include (i) extraordinary items included in the accounts and (ii) the appropriate portion of the changes in equity of any corporation which is not a member of the Consolidated Group. The portion of the adjustments under (b) and (c) above, applicable to each consolidated affiliate, shall be reduced by the ratio (determined as of the end of the applicable year) of (i) the interest of other share owners in the equity of such consolidated affiliate to (ii) the total equity of such consolidated affiliate.

(4)    The term “average capital investment of the Consolidated Group” for any year, as used in this Plan, shall mean the total of (a) the average share owners’ equity in the Company, and (b) the average amount of indebtedness of the Consolidated Group which is interest bearing, and is evidenced by a bond, note or other written evidence of indebtedness. Such “average share owners’ equity” and “average amount of indebtedness” shall consist of the average of the applicable amounts as of the beginning and end of the applicable year (reduced as provided below). The “share owners’ equity” shall be as reported in the Company’s Annual Report to its share owners for the applicable year, as approved by the Independent Public Accountants of the Company before the deduction of capital stock held in treasury. In calculating the “average amount of indebtedness” included in average capital investment of the Consolidated Group for purposes of this Plan, the indebtedness of each consolidated affiliated company at the beginning and end of the applicable year shall be reduced by an amount determined by applying to such indebtedness the ratio at those dates of (a) the interest of other share owners in the equity of such consolidated affiliate to (b ) the total equity of such consolidated affiliate.

(5)    Notwithstanding paragraphs (3) and (4) above, or any other provision of this Plan, the determination of the “net earnings of the Consolidated Group” for any year and the “average capital investment of the Consolidated Group” for any year, as these terms are used in this Plan, shall, in the case of sales finance companies, include only (a) dividends and interest received by the Consolidated Group from such sales finance companies and (b) the cost of the Consolidated Group’s investment in such sales finance companies, whether the accounts or results of any such company are consolidated or are not consolidated in the Company’s Annual Report. The employees (including officers) of any such sales finance company will not be eligible to participate in this Plan and will not be taken into account in determining the percentage specified in paragraph (I) of Section VII. Any such sales finance company may, notwithstanding the existence of this Plan, have a separate plan or plans for the payment of incentive or other variable compensation to any of its employees (including officers) and payments under any such plan or plans shall not be charged to the Reserve.

(6)    Prior to the determination by the Board of Directors of the amount to be credited to the Reserve for any year, the Chairman of the Board shall, as determined and certified by the Independent Public Accountants of the Company, report to the Board of Directors of the Company (a) the maximum amount as determined under this Section which may be appropriated and credited to the Reserve for that year under the Plan, and (b) the amount of any balance in the Reserve which has been carried forward from prior years.

(7)    The Reserve shall be a single continuous Reserve. The unawarded amount in the Reserve in any year shall be carried forward and be available for future awards. If it shall be determined by the Company’s Independent Public Accountants, or otherwise, that the amount credited or charged to the Reserve for any year pursuant to this Plan is more or less for any reason than the amount properly creditable or chargeable thereto, the only consequence shall be that an appropriate adjustment shall be made in the Reserve in the year in which such determination is made in an amount equal to the excess or deficiency. If necessary, any adjustment shall be made by reduction of amounts creditable to the Reserve in subsequent years. Any overstatement of the amount of the Reserve and any making of an award in reliance upon such overstatement and any failure to make a proper charge to the Reserve shall be corrected only by an adjustment in accordance with the foregoing and there shall be no recourse against any recipient of an award or against any employee, officer or director of the Company, or any other person.

(8)    A consolidated affiliate shall pay or accept charges for all incentive compensation allotments and dividend and interest equivalents (collectively Equivalents) for the account of such corporation.
Section II.
Administration of the Plan
(1)    Except as otherwise provided in Section IV with respect to deferred allotments, the Plan shall be administered by a committee appointed by the Board of Directors of the Company from among its own number (the Committee). The membership of the Committee may be reduced, changed, or increased from time to time by the Board of Directors. No member of the Committee shall be eligible for an allotment awarded while serving upon the Committee.

(2)    The Committee shall have full power: to construe and interpret this Plan, and to establish and amend rules and regulations for its administration. The determination of those who may participate in incentive compensation under the Plan and the amount of individual allotments to such participants shall rest in the discretion of the Committee. The determinations provided for in the preceding sentence may be delegated to one or more officers and/or managers of the Company in accordance with such rules and regulations as may be prescribed or adopted by the Committee from time to time, except that the Committee itself shall determine the individual allotments to be made to officers of the Company.

(3)    As soon as practicable after determination by the Board of Directors of the amount to be credited to the Reserve for any year, the Committee shall determine the total amount which is to be allotted from the Reserve for that year but such total allotment may not exceed the sum of (a) the amount credited to the Reserve for that year and (b) the amount of any balance carried forward from prior years as determined and certified by the Independent Public Accountants of the Company in accordance with paragraph (6) of Section I of the Plan.
Section III.
Payment of Allotments to Participants

(1)Subject to the provisions of Section IV, allotments under the Plan to such participating employees (including officers) of members of the Consolidated Group as the Committee may in its discretion select, may be made partly or wholly on a deferred payment basis. Except as may otherwise be provided for by the Committee, a participant may elect: (i) the portion of an allotment to be deferred and (ii) from time to time the manner in which such deferred allotment is accounted for as provided in Section IV.

(2)The portion, if any, of an allotment not made on a deferred payment basis shall be paid in full as soon as is practicable or as the Committee may otherwise specify. Such payments may, in the discretion of the Committee, be made wholly or partly in cash, in Company common stock, in other securities, or in any combination thereof. For the purpose of such payment, Company common stock shall be valued at its fair market value for which purpose the relevant date shall be the date immediately preceding the date of allotment and other securities at their market value on the date of allotment as determined by the Committee.

(3)No participant shall have any right with respect to any allotment, deferred or otherwise, until such allotment or written notice thereof shall have been delivered to such participant.
Section IV.
Deferred Allotments
(1)For the purpose of accounting for awards deferred as to payment, the Company shall establish accounts for each participant. Each account shall be unfunded, unsecured and nonassignable and shall not be a trust for the benefit of such participant. Notwithstanding anything herein to the contrary, no deferrals shall be permitted or be effective under this Plan as of January 1, 2023.

(2)The provisions of the Plan governing deferred allotments shall be administered by the Benefits Administrative Committee, who shall have the full power to construe and interpret the Plan (as it relates to deferred awards) in its sole discretion, including exercising any and all authority and responsibility given to the Company in this document (including the Appendix) regarding deferred awards. Except as may otherwise be provided for by the Benefits Administrative Committee, deferred allotments shall be initially credited to a participant’s account and shall be accounted for in one or more of the following ways as elected by the participant subject to such terms and conditions, and such restrictions as may be placed on such election by the Benefits Administrative Committee:

(a)Company common stock. The number of shares of Company common stock credited shall be the number of shares (including fractional interests) of Company common stock which such allotment would purchase at a price equal to the Fair Market Value of Company common stock for which purpose the relevant date shall be the date immediately preceding the date of allotment.

(b)Cash.

(c)Securities Index(es). The Benefits Administrative Committee shall establish the Securities Index(es) and the basis on which units thereof shall be determined.

(d)Other. Such additional methods of accounting as described below.

(3)    Except as may otherwise be provided for by the Benefits Administrative Committee, a participant, or such participant’s beneficiary(ies) or legal representative, may elect from time to time (whether during or after employment) to switch the method or methods of accounting for such participant’s deferred allotments (including fractional interests therein), subject, however, to such terms and conditions as may be established by the Benefits Administrative Committee. For this purpose the value of the portion of the participant’s account to be switched to another method of accounting (as well as the value assigned to the method of accounting to be switched into) shall be determined as of the date (the Account Switching Date) as determined by the Benefits Administrative Committee. Such values shall be calculated as follows:

(a)Common stock. The value of a share of Company common stock shall be equal to the closing price of such share as reported on the consolidated tape of New York Stock Exchange Listed Securities on the Account Switching Date (or the applicable exchange closing price of GE Vernova common stock, if applicable), or if no sales of Company common stock (or GE Vernova common stock, if applicable) are made on the Account Switching Date, on the next preceding date on which there were such sales (fractional interests of common stock shall be valued at an amount equal to the corresponding fraction of the aforesaid price of a share).

(b)Securities Index(es). The value of a unit of Securities Index(es) shall be calculated in accordance with procedures established by the Benefits Administrative Committee.

(4)    The Benefits Administrative Committee, in connection with the making of each deferred allotment subject to this Section IV, shall specify, by general rule or otherwise, whether or not (and, if so, the extent to which) the deferred allotment shall be contingently payable. Any deferred allotment or portion thereof which is contingently payable shall be subject to the following conditions:

(a)During such time as a participant (who has been granted contingently payable deferred allotments) is employed by the Company and its affiliates, such deferred allotments shall be accounted for only in Company common stock. After termination of employment with the Company and its affiliates of such participant, such contingently deferred allotments may be switched subject to the account switching rules of paragraph (3) of this Section IV.

(b)If a participant at any time, whether during employment or after termination of employment, engages in any activity that the Benefits Administrative Committee determines, in its discretion, was or is harmful to any interests of the Company, direct or indirect, the Benefits Administrative Committee may determine whether or not and, if so, the extent to which any unpaid contingently payable deferred allotment and related Equivalents credited to such participant shall be forfeited. In each case where any forfeiture is determined by the Benefits Administrative Committee under this subparagraph, the Benefits Administrative Committee’s action shall be reported to the Board of Directors.1

(c)    Any allotment or portion thereof forfeited hereunder shall revert to the Reserve and shall be added to the amount of the balance in the Reserve. The value of any
1 Paragraph (4) of Section IV, as set forth above, applies to deferred allotments credited in 1984 and subsequent years. Deferred allotments credited in prior year are subject to the provisions of paragraph (3) of Section IV as in effect when such allotments were made.

such forfeited allotment or portion thereof shall be determined on the basis of the Company common stock price originally employed to determine the number of shares in the allotment.

(5)    Subject to the conditions set forth in paragraph (4) of this Section IV, payment of deferred allotments shall be made in annual installments commencing April 1, or as soon thereafter as is practicable, of the year following the year in which the participant’s employment with the Company, including its affiliates, terminates. The number of such installments shall be fifteen if employment terminates at age 65 or over, sixteen if employment terminates at age 64, seventeen if employment terminates at age 63, eighteen if employment terminates at age 62, nineteen if employment terminates at age 61, and twenty if employment terminates prior to age 61.2

If any fractional interest in a share of Company common stock (or GE Vernova common stock, if applicable) is to be paid or distributed as part of an installment of deferred allotments, the participant shall be paid a cash amount equal to the same fraction of the fair market value per share, for which purpose the relevant date shall be the March 15 prior to the date of payment.

(6)Any deferred allotments, or remaining unpaid portions thereof, which become payable after the death of a participant, shall be paid in installments to the beneficiary(ies) designated by the participant from time to time (or, failing such designation, to the participant’s legal representatives). If the death of a participant occurs after the termination of employment, the number of such installments shall be the remaining number which otherwise would have been paid to the participant, and if termination of employment is attributable to death, the number of such installments shall be in accordance with paragraph 5 of this Section IV.

(7)Notwithstanding the provisions of paragraphs 5 and 6 of this Section IV, the Benefits Administrative Committee shall possess the discretion to accelerate or to defer the payment, of all or part of any or all deferred allotments, or remaining unpaid installments thereof, to the extent that it deems equitable or desirable under the circumstances.3

2 Applicable to deferred allotments credited in 1955 and thereafter and to prior deferred allotments where participants have consented.
3 Paragraph (7), Section IV, is applicable to any deferred allotments payable for 1963 and thereafter, except that paragraph (7) is also applicable. with respect to acceleration of payments, to any deferred allotment payable for 1958 and thereafter (and for year prior to 1958, which are payable after the death of a participant).

(8)The Benefits Administrative Committee shall have the authority, exercisable in its discretion, to pay any installment of deferred allotments (including Equivalents payable with such installments pursuant to Section VI) entirely in cash, or in such other manner as the Benefits Administrative Committee may specify. In the event payment is made in cash the amount that is paid shall be determined as follows:

(a)Common stock. The value of the shares of Company common stock shall be equivalent to the Fair Market Value of such shares for which purpose the relevant date shall be the March 15 prior to the date of payment (fractional interests of Company common stock shall be valued at an amount equal to the corresponding fraction of such fair market value of a share)4; provided, however, that the value of any installment payment of contingently payable deferred allotments and related dividend equivalents (as set forth in Section VI below) that have been at all times accounted for as Company common stock for employees who terminate employment on or after December
31, 1982 will not be valued at less than the value assigned to such stock in accounting for such allotments when awarded or in the case of dividend equivalents, when credited. 5 The value of shares of GE Vernova common stock shall be equivalent to the Fair Market Value of such shares for which purpose the relevant date shall be the March 15 prior to the date of payment (fractional interests of GE Vernova common stock shall be valued at an amount equal to the corresponding fraction of such fair market value of a share).

(b)Securities Index(es). The value of the units of Securities Index(es) shall be calculated in accordance with procedures established by the Benefits Administrative Committee.
(9) Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (the “Claimant”), or requesting information under the Plan shall present the request in writing to the Benefits Administrative Committee, which shall respond in writing as soon as practical, but not later than
4 Applicable to deferred allotments credited for 1983 and thereafter and to prior deferred allotments where participants have consented. Deferred allotments credited for prior years for which participants have not consented are subjected to the provisions of the Plan in effect when such allotments are made.
5 Applicable to deferred allotments credited for 1983 and thereafter and to prior deferred allotments where participants have consented. Deferred allotments credited for prior years for which participants have not consented are subjected to the provisions of the Plan in effect when such allotments are made.

ninety (90) days after receipt of the claim, unless the Benefits Administrative Committee notifies the Claimant that special circumstances require an additional period of time (not to exceed 90 days) to review the claim properly.
If the claim or request is denied, the written notice of denial shall state: (a) the reasons for denial, with specific reference to the Plan provisions on which the denial is based; (b) a description of any additional material or information required and an explanation of why it is necessary; and (c) an explanation of the Plan’s claim review procedure, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA if the claim denial is denied (in whole or in part) on appeal.
Any Claimant whose claim or request is denied or who has not received a response within the time limits set forth above may request a review by notice given in writing to the Benefits Administrative Committee. Such request must be made within sixty (60) days after receipt by the Claimant of the written notice of denial, or, in the event Claimant has not received a timely response, within 60 days after the date the Benefits Administrative Committee was required to respond to the claim under this Section IV (9). The claim or request shall be reviewed by the Benefits Administrative Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.
The decision on review shall normally be made within sixty (60) days after the Benefits Administrative Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified, and the time limit shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.
To the extent required by law, the Benefits Administrative Committee shall develop alternative claims procedures that shall apply with respect to claims for disability benefits.
Section V.
Plan Spin-Off
(1)Effective January 1, 2023 (the “Plan Spin-Off Date”), in anticipation of the Company’s split into three separate companies comprising the Company’s aviation, healthcare and energy businesses, respectively, the HealthCare Benefit Liabilities and Vernova Benefit Liabilities (each as defined below) are transferred to the GE HealthCare Incentive Compensation Plan sponsored by GE Healthcare Holding LLC (or its successor) and the GE Energy Incentive Compensation Plan sponsored by Ropcor, Inc., respectively (each a “Spin-Off Plan”), as described below (the “Plan Spin-

Off”). Each individual whose benefit is a HealthCare Benefit Liability or an Vernova Benefit Liability is an “Affected Transferee.”

(a)The HealthCare Benefit Liabilities are the benefits and liabilities under this Plan for (i) active employees of GE Healthcare Holding LLC (or its successor) and its Affiliates that comprise the Company’s healthcare business (“GE HealthCare”) and (ii) most former employees of the Company’s healthcare business and certain former employees whose last employer of record within the Company and its Affiliates is not attributable to any of the Company’s aviation, healthcare, or energy businesses (or is attributable to the Company’s aviation or energy businesses in limited cases), in each case, as determined by the Company in its sole discretion and identified on a list maintained in the records of the Company.

(b)The Vernova Benefit Liabilities are the benefits and liabilities with respect to awards that have been deferred under this Plan prior to the Plan Spin-Off Date for (i) active employees of Ropcor, Inc. and its Affiliates that comprise the Company’s energy business (“GE Vernova”) and (ii) most former employees of the Company’s energy business, in each case, as determined by the Company in its sole discretion and identified on a list maintained in the records of the Company.

(2)Benefits and liabilities for certain former employees of the Company’s healthcare and energy businesses will remain in the Plan, as determined by the Company in its sole discretion and identified on a list maintained in the records of the Company.
(3)For the avoidance of doubt, with respect to individuals with deferred awards under this Plan as of the Plan Spin-Off Date who also have a benefit in the GE Aerospace Pension Plan or Supplementary Pension Plan at that time, their deferred awards under this Plan will be transferred to the corresponding Spin-Off Plan sponsored by the same entity that will be responsible for their pension benefit (or retained in this Plan accordingly).
(4)Effective immediately prior to the Plan Spin-Off Date, the Affected Transferees (including, as applicable, their beneficiaries) shall cease to be participants in this Plan, shall no longer be entitled to any benefit payments from this Plan, and shall no longer have any rights whatsoever under this Plan (even if the Affected Transferee is subsequently employed by, or has service with, the Company or its Affiliates, unless the Affected Transferee’s benefit is transferred back to this Plan as described below).
(5)Effective on the Plan Spin-Off Date, the Affected Transferees shall become participants in the applicable Spin-Off Plan. Each Affected Transferee’s status under the applicable Spin-Off Plan on the Plan Spin-Off Date shall be the same as the Affected Transferee’s status under this Plan immediately prior to the Plan Spin-Off Date. For the avoidance of doubt, (i) each Affected Transferee’s service with the Company and its Affiliates credited under this Plan immediately prior to the Plan Spin-Off Date shall be credited under the applicable Spin-Off Plan and (ii) no Affected Transferee shall be treated as incurring a termination of employment, separation from service, retirement or similar event for purposes of determining the right to a distribution, benefits or any other purpose under this Plan solely as a result of the Plan Spin-Off or corporate spin-off of GE HealthCare or GE Vernova.
(6)Following the Plan Spin-Off Date, if:
(a)an individual’s employment is directly transferred from the Company or its Affiliate (that is not part of GE HealthCare or GE Vernova) to an employer within GE HealthCare or GE Vernova, at a time when such employing entity is an Affiliate of the Company; or
(b)an employee who left the service of the Company and all of its Affiliates is subsequently hired by GE HealthCare or GE Vernova, at a time when the employing entity is an Affiliate of the Company;
the benefits and liabilities for such individual shall be transferred from this Plan to the applicable Spin-Off
Plan (each such transfer to a Spin-Off Plan, a “Subsequent Plan Spin-Off”). Such Subsequent Plan Spin-Off shall be effective upon such transfer of employment or hire (the “Subsequent Spin-Off Date”). (For the avoidance of doubt, no Subsequent Plan Spin-Off shall occur in connection with a transfer of employment if such individual’s employer is not an Affiliate of the Company on the Subsequent Spin-Off Date.)
Each Subsequent Plan Spin-Off shall be completed in a manner consistent with Sections IV and V of this Plan and the individual subject to the Subsequent Plan Spin-Off shall be treated as an “Affected Transferee;” provided, however, that the “Plan Spin-Off Date” with respect to such Affected Transferee shall be the Subsequent Spin-Off Date.
(7)Following the Plan Spin-Off Date, if an individual with an accrued benefit under a Spin-Off Plan:
(a)transfers employment directly to an employer within the Company and its Affiliates (that is not part of GE HealthCare or GE Vernova) from an employer within GE HealthCare or GE Vernova, at a time when such employing entity is an Affiliate of the Company; or
(b)is hired by the Company or its Affiliate (that is not part of GE HealthCare or GE Vernova) at a time when the sponsor of the applicable Spin-Off Plan is still an Affiliate of the Company (each such individual, a “Transferred Participant”);
the benefits and liabilities for such Transferred Participant shall be transferred from the applicable Spin-Off Plan to this Plan (each such transfer to this Plan, a “Reverse Plan Spin-Off”). Such Reverse Plan Spin-Off shall be effective upon such transfer of employment or hire (the “Transfer Date”).  (For the avoidance of doubt, no Reverse Plan Spin-Off shall occur in connection with a transfer of employment if such individual’s employer is not an Affiliate of the Company on the Transfer Date.)

Each Reverse Plan Spin-Off shall be effected in accordance with the applicable requirements of this Plan and applicable law. The accrued benefit of the Transferred Participant under the applicable Spin-Off Plan immediately before the Reverse Plan Spin-Off shall become his accrued benefit under this Plan immediately after the Reverse Plan Spin-Off.

The liabilities of the applicable Spin-Off Plan immediately before the Reverse Plan Spin-Off for benefits accrued under (or transferred to) the Spin-Off Plan with respect to Transferred Participants before the Transfer Date shall become liabilities of this Plan immediately after the Reverse Plan Spin-Off.

Effective as of April 2, 2024 (the “Vernova Spin-Off”), this Plan shall be renamed the GE Aerospace Incentive Compensation Plan.

(8)Effective as of the Vernova Spin-Off, any deferred allotments accounted for in Company common stock shall be credited with an additional number of shares of GE Vernova LLC (or its successor) common stock (“GE Vernova common stock”) equal to (i) the number of shares of Company common stock credited to such account as of the Vernova Spin-Off, multiplied by (ii) the distribution ratio used to determine the number of shares of GE Vernova common stock per each share of Company common stock received by record holders of Company common stock upon the Vernova Spin-Off. Any dividends of GE Vernova common stock will be credited, as applicable, with dividend equivalents (in the form of additional GE Vernova common stock) on the dividend record date and shall otherwise be treated in accordance with the concepts of Section VI.

(9)At the one year anniversary of the Vernova Spin-Off, any deferred allotment accounted for in GE Vernova common stock will be automatically converted into a deferred allotment accounted for in cash as described in Section IV, as if such conversion were a switch as described in paragraph (3) of Section IV, until such time that a participant (or beneficiary) makes a switch as described in paragraph (3) of Section IV or payment is made as described in paragraphs (4) through (8) of Section IV.

Section VI.
Equivalents Creditable to Deferred Allotments

(1)Each deferred allotment shall, during the period and to the extent it remains unpaid (or unforfeited in the case of contingent allotments), be credited with amounts equivalent to the dividend or interest applicable to the method by which a deferred allotment is being accounted for pursuant to paragraphs (2) and (3) of Section IV determined as follows:

(a)    Company common stock. Each account, to the extent accounted for in Company common stock, shall be credited with amounts equivalent to the dividends which would have been declared thereon within such period if such Company common stock had been issued and outstanding. Such dividend equivalents shall be credited on the date of record as of which such dividend is declared.

Dividend equivalents shall be credited on the participants’ deferred allotments in terms of (i) cash, (ii) shares of Company common stock (including fractional interests therein), or (iii) partly in cash and partly in Company common stock, as the Committee in its discretion shall specify. Where dividend equivalents are to be credited on a deferred allotment in terms of shares of Company common stock, the number of shares to be credited shall be determined as follows:

(i)Where the dividend has been declared payable in cash, the dividend equivalent shall consist of the number of shares (including fractional interests therein) that could have been purchased with such dividends at the closing price of Company common stock as reported on the consolidated tape of New York Stock Exchange Listed Securities on the applicable dividend record date, or if no sales of Company common stock are made on the applicable dividend record date, on the next preceding date on which there were such sales.

(ii)Where the dividend has been declared payable in property other than cash or Company common stock, the dividend equivalent shall consist of the number of shares (including fractional interests therein) that could have been purchased at the Company common stock price set out in paragraph (i) above, with the market value of the property on the dividend record date, as determined by the Committee in its discretion.

    Dividend equivalents shall also be credited (in the same manner as on shares representing deferred allotments) on any shares of

Company common stock credited to a participant as a part of a previous dividend equivalent.5

(b)    Cash. Each account accounted for in cash shall be credited with interest equivalents with respect to all cash credits, and previously credited interest equivalents, at the times and on such basis as the Committee may from time to time determine.6

(c)    Securities Index(es). Each account accounted for in Securities Index(es) shall be credited with dividend equivalents with respect to all Security Index(es) credits and previously credited dividend equivalents at the times and on such basis as the Committee may from time to time determine.5

(2)Effective January 1, 1992 a pro rata portion of the cumulative dividend and interest equivalent shall be payable or distributable at the time of payment of installment payments made under Section IX. For the purpose of determining the dividend and interest equivalents applicable to any installment payment, such payment of dividend and interest equivalents shall be deemed to have been made out of the earliest unpaid portion thereof.7

(3)The aggregate Equivalents credited under this Section VI shall be charged to operating expenses, and shall be in addition to any amounts that may be credited to the Reserve under this Plan. Any Equivalent credited to any allotment which is forfeited under the provisions of Section IV shall be credited to operating expenses as of the time of forfeiture. If any fractional interest in a share of Company common stock is payable as a part of the dividend equivalents to be paid or distributed with an installment of deferred allotments, the participant shall be paid a cash amount equal to the same fraction of the fair market value per share for which purpose the relevant date shall be the March 15 prior to the date of payment8.
Section VII.
Scope of the Plan
(1)    The Plan shall apply, each year, to the key employees of the Consolidated Group specified by the
6 This paragraph shall apply to dividend and interest Equivalents on deferred allotments made in 1968 and subsequent years.
7 This paragraph shall not apply to dividend and interest equivalent installment payments commenced prior to January 1, 1992 unless elected by the Participant (or beneficiary).
8 Applicable to deferred allotments credited for 1983 and thereafter and to prior deferred allotments where participants have consented. Deferred allotments credited for prior years for which participants have not consented are subject to the provisions of the Plan in effect when such allotments are made.

Committee to be eligible to participate therein. The Committee shall limit the number of employees designated to receive an allotment under the Plan for a given year to a select group of key employees composed of management or highly compensated employees; provided, however that the Committee’s designation of such key employees to receive an allotment for any year shall include not less than one-half of one percent (0.5% ) of the aggregate number of employees of the Consolidated Group as of the end of the applicable year.

(2)    The Committee in its discretion shall determine what payments to eligible employees shall be deemed to be incentive compensation for the purposes of this Plan. Nothing in this Plan shall be construed as preventing the Company or any of its consolidated affiliates from establishing incentive or other variable compensation plans applicable to employees who are not eligible to participate in this Plan, and payments of incentive or other variable compensation to such employees shall not be charged to the Reserve.

(3)    The Plan shall not apply to employees of any other company in which the Company has a stock interest, the accounts of which are not consolidated with those of the Company for purpose of its Annual Report to Share Owners, and any such company may, notwithstanding the existence of this Plan, have a separate plan or plans for the payment of incentive compensation to its employees including its employees in managerial or other important positions.

(4)    The Board of Directors of the Company may in its discretion determine for each year which corporations in which the Company has a substantial ownership interest shall be included in the Consolidated Group for purposes of the Company’s Annual Report.

(5)     Allotments of incentive compensation under the Plan by, or chargeable directly or indirectly to, a consolidated affiliate shall be charged to the Reserve in the ratio determined as of the end of the applicable year) of (a) the Company’s interest in the equity of such consolidated affiliate to (b) the total equity of such consolidated affiliate.
Section VIII.
General Conditions
(1)The Board of Directors may from time to time amend, suspend or terminate in whole or in part, and if terminated, may reinstate any or all of the provisions of the Plan, except that (a) no amendment may be made which will increase the amount which may be appropriated to the Reserve under the Plan without prior approval of the owners of the common stock of the Company given at a meeting of such share owners, and (b) no amendment, suspension or termination may, without a participant’s consent, apply to the payment to any participant of any allotment (contingent or otherwise) made to such participant prior to the effective date of such amendment, suspension or termination.

(2)The place of administration of the Plan shall be conclusively deemed to be within the State of New York and the validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the law of the State of New York.

(4)The selection of any employee for participation in the Plan shall not give such participant any right to be retained in the employ of any member of the Consolidated Group and the right and power of the employer company to dismiss or discharge any participant is specifically reserved. Nor shall any such participant or any person claiming under or through such participant have any right or interest, whether vested or otherwise, in this Plan, or in the Reserve, or in any allotment hereunder, unless and until all the terms, conditions and provisions of the Plan that affect such participant have been complied with as specified herein.

(5)Any decision or action taken or to be made by the Company, or the Board of Directors, or the Committee, arising out of, or in connection with, the construction, administration, interpretation, and effect of the Plan and of its rules and regulations shall lie within their absolute discretion and shall be conclusively binding upon all participants and any person claiming under or through any participant.

(6)The Board of Directors and the Committee may rely upon any information supplied to them by any officer of the Company or by the Company’s Independent Public Accountants, in connection with the administration of the Plan.

(7)No member of the Board of Directors or of the Committee shall be liable for any act or action, whether of commission or omission, taken by any other member, or by any officer, agent, or employee; nor, except in circumstances involving his bad faith, for anything done or omitted to be done by the member.

(8)The Committee shall conduct its business and hold meetings as determined by it from time to time and any action taken by the Committee at meetings duly called and held, whether in person or by telephone, shall require the affirmative vote of at least a majority of its members then in office. Action may also be taken by unanimous written consent.

(9)If there shall be any change in the Company common stock (or the GE Vernova common stock, if applicable) represented by any deferred allotment or dividend equivalents previously credited, whether through merger, consolidation, reorganization, recapitalization, share distribution in the nature of a stock dividend, or other change in corporate structure, appropriate adjustments shall be made by the Committee in the number of shares of Company common stock (or the GE Vernova common stock, if applicable) represented by such deferred allotments or dividend equivalents.

(10)If there shall be any change in or elimination of the Security Index(es) represented by any deferred allotment or dividend equivalent previously credited, the Committee in its discretion may (a) make appropriate adjustments in the number of units of Security Index(es) represented by such deferred allotments or dividend equivalents, (b) establish replacement Security Index(es), and/or (c) make such other equitable adjustment deemed appropriate by the Committee.
Section IX.
General Definitions
For the purposes of the Plan, unless the context otherwise indicates, the following definitions shall be applicable:

Affiliate - any company or business entity connected by a direct or indirect 50% or more interest, whether or not participating in the Plan.

Company - General Electric Company, operating as GE Aerospace effective April 2, 2024.

Consolidated Group - the Company and all other corporations, the accounts of which for the year in question are consolidated with those of the Company, for purposes of the latter’s Annual Report to its share owners.

Consolidated affiliate or affiliated corporation - any corporation (other than the Company) which is a member of the Consolidated Group.

Fair market value - Whenever the term fair market value is used in this Plan, such term shall mean the average of the closing prices of Company common stock as reported on the consolidated tape of New York Stock Exchange Listed Securities (or such successor reporting system as shall be selected by the Committee) for the twenty trading days immediately preceding and including the relevant date (provided, however, the relevant date is a trading day, otherwise, for the twenty trading days immediately preceding the relevant date).
Section X.
Effective Date
Except as otherwise noted herein or in the footnotes hereto, this Plan as amended shall be effective as of July 1,1991.

APPENDIX
SPECIAL ADMINISTRATIVE PROCEDURES FOR THE GE AEROSPACE INCENTIVE COMPENSATION PLAN TO ENSURE COMPLIANCE WITH CODE SECTION 409A
(Effective as provided herein)

Section 1. DEFINITIONS

For purposes of these Special Procedures, the following terms have the designated meanings:

"New Allotment" means an allotment for 2009 or later years.

"Separation from Service" means a participant's termination of employment with the Plan sponsor and all Affiliates (defined for this purpose as any company or business entity in which the Plan sponsor has a 50% or more interest whether or not a participating employer in the Plan); provided that Separation from Service for purposes of the Plan shall be interpreted consistent with the requirements of Internal Revenue Code Section 409A and regulations and other guidance issued thereunder.

"Specified Employee" means a specified employee as described in the Company’s Procedures for Determining Specified Employees under Code Section 409A, as amended from time to time.

"Transitional Allotment" means an allotment for 2004, 2005, 2006, 2007 or 2008.

Section 2. NEW ALLOTMENTS

2.1. In General

The rules in this Section 2 apply to deferrals of New Allotments.

2.2. Elections

Elections to defer New Allotments (including elections under Subsection 2.3 as to the form in which such deferred amounts will be paid) shall be made no later than the end of the year preceding the allotment year, in accordance with established administrative procedures. All such elections shall be irrevocable.

2.3. Available Forms

A participant may choose to receive a deferred New Allotment in a lump sum or in installments of either 10, 15 or 20 years. If no election as to the form of payment is made in accordance with established administrative procedures, payments shall be made in 10-year installments.

2.4. Commencement

Payment of deferred New Allotments shall commence on or about April 1 of the year following Separation from Service; provided, however, that in the case of a Specified Employee, no payments shall be made during the first six months following Separation from Service.

2.5. Reemployment

Any reemployment after Separation from Service shall be disregarded in determining whether deferred New Allotments commence to be paid (or continue to be paid).

2.6. Death

If a participant dies before all payments of a deferred New Allotment have been made, payments shall continue to the beneficiary or beneficiaries at the same time and in the same form as if the participant had lived.

Section 3. TRANSITIONAL ALLOTMENTS: PERIODS ON AND AFTER JANUARY 1, 2009

3.1. In General

The rules in this Section 3 shall apply to deferrals of Transitional Allotments for periods on and after January 1, 2009.

3.2. Elections

3.2.1. In General

Elections to defer Transitional Allotments (including elections under Subsection 3.3 as to the form in which such deferred amounts will be paid) shall be made no later than the end of the year preceding the allotment year. All such elections shall be irrevocable.

3.2.2. Transition Rules

Notwithstanding Subsection 3.2.1: (a) an election as to the form in which deferrals of 2005 allotments shall be paid may be made as late as December 31, 2005 in accordance with IRS Notice 2005-1, and (b)

Subsection 3.2.1 shall not prevent an otherwise eligible participant from making the special reelection under Section 5.

3.3. Available Forms

Deferred Transitional Allotments shall be paid as follows:

(a) A deferral of a 2004 or 2005 allotment shall be paid as a lump sum, or in installments ranging from 10 to 20 years, or if no election as to the form of payment is made in accordance with established administrative procedures, in 10-year installments.

(b) A deferral of a 2006, 2007 or 2008 allotment shall be paid in a lump sum or in installments of either 10, 15 or 20 years, or if no election as to the form of payment is made in accordance with established administrative procedures, in 10-year installments.

3.4. Commencement

Payment of deferred Transitional Allotments shall commence on or about April 1 of the year following Separation from Service. However, if a participant elects to commence receiving a deferred 2005 allotment on April 1 of a later year (up to April 1 of the year the participant turns age 70), then pursuant to such election, payment of such allotment shall commence on or about that later April 1, unless Separation from Service occurs before the participant reaches age 60 and accumulates 5 years of qualifying service, in which case payment of such allotment shall commence on or about April 1 of the year following Separation from Service.

Notwithstanding the foregoing, in no event shall payments of deferred Transitional allotments be made to a Specified Employee during the first six months following Separation from Service.

3.5. Reemployment

Any reemployment after Separation from Service shall be disregarded in determining whether deferred Transitional Allotments commence to be paid (or continue to be paid).

3.6. Death

If a participant dies before all payments of a deferred Transitional Allotment have been made, payments shall continue to the beneficiary or beneficiaries at the same time and in the same form as if the participant had lived.

Section 4. TRANSITIONAL ALLOTMENTS: PERIODS BEFORE JANUARY 1, 2009

The rules in this Section 4 apply to deferrals of Transitional Allotments for periods before January 1, 2009.

4.1. In General

With respect to such periods, deferrals of Transitional Allotments shall be administered in accordance with the Plan and the Administrative Procedures, both of which as may have been amended from time to time, but subject to (1) a reasonable good faith interpretation of Code Section 409A and applicable guidance thereunder and (2) the communications and election materials provided to participants in the course of administering the Plan.

4.2. Transition Rules

Notwithstanding Subsection 4.1:

(a) In no event shall payments of deferred Transitional Allotments be made to a Specified Employee during the first six months following Separation from Service.

(b) Reemployment on or after January 1, 2009 shall be disregarded in determining whether deferred Transitional Allotments commence to be paid (or continue to be paid).

(c) Any payments of deferred Transitional Allotments that were suspended upon reemployment before January 1, 2009 shall resume on or about April 1, 2009.

Section 5. SPECIAL ONE-TIME REELECTION

An eligible participant who has deferred Transitional Allotments for 2004, 2005, 2006 or 2007 credited to his account may reelect to receive all such deferrals as a lump sum or in installments of either 10, 15 or 20 years. If such a reelection is made, all such deferrals shall be paid in the form elected and shall become subject to the rules in Subsections 2.4, 2.5 and 2.6. If no such reelection is made, each such deferral shall remain subject to the participant's original election and to the rules otherwise applicable to such deferral under these Special Procedures.

Eligibility for this special, one-time reelection, and the rules for making the reelection, shall be determined in accordance with established administrative procedures, provided however, that all reelections shall comply with the applicable transition relief in IRS Notice 2007-86, which requires among other things that such reelections be made no later than December 31, 2008.

Section 6. GENERAL CONDITIONS

These Special Procedures are intended to ensure that the Plan complies with Code Section 409A and applicable guidance thereunder, and the Plan shall be administered and interpreted in a manner consistent with such intent.

Without limiting the forgoing, and pursuant to the delegations to the Committee under Section II(2) and IV(7) of the Plan:

(a) The rules in these Special Procedures override anything to the contrary either in the Plan, the Administrative Procedures or the communications and election materials provided to participants in the course of administering the plan.

(b) Except to the extent permitted in connection with the special, one-time reelection under Section 5, under no circumstances shall a scheduled payment of a deferred New Allotment or a deferred Transitional Allotment be accelerated, nor shall a subsequent deferral be permitted with respect to such amounts.

(c) Deferred allotments other than deferred New Allotments and deferred Transitional Allotments shall be subject to the rules in Subsections 4.2(b) and (c).